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As filed with the Securities and Exchange Commission on March 22, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IHS Inc.
(Exact Name of registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(303) 790-0600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant's Principal Executive Offices)

STEPHEN GREEN
Senior Vice President and General Counsel
IHS Inc.
15 Inverness Way
East Englewood, CO 80112
(303) 790-0600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

RICHARD J. SANDLER
JOSEPH A. HALL
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A common stock, par value $0.01 per share	(1)	(1)	(1)	(1)
Series A junior participating preferred stock purchase rights(2)

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
Each share of Class A common stock includes one series A junior participating preferred stock purchase right pursuant to a rights agreement between the registrant and the rights agent. The series A junior participating preferred stock purchase rights will initially trade together with the Class A common stock. The value attributable to the series A junior participating preferred stock purchase rights, if any, is reflected in the offering price of the Class A common stock.

PROSPECTUS

IHS Inc.

Class A Common Stock

        Certain selling stockholders may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

        Each time any Class A common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock.

        See "Risk Factors" beginning on page 16 of our Annual Report on Form 10-K for the year ended November 30, 2006, which is incorporated by reference herein, to read about factors you should consider before buying shares of Class A common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

March 22, 2007

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under "Where You Can Find More Information," or any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. Neither we nor any selling stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted.

IHS Inc.

        The terms "IHS," "we," "us" and "our" refer to IHS Inc.

        IHS Inc. is one of the leading global providers of critical technical information, decision-support tools, and related services to customers in the energy, defense, aerospace, construction, electronics, and automotive industries. We have developed a comprehensive collection of technical information that is highly relevant to the industries we serve. Our decision-support tools enable our customers to quickly and easily search and analyze this information and integrate it into their work flows. Our operational, research, and strategic advisory services combine this information and these tools with our extensive industry expertise to meet the needs of our customers. Our customers rely on these offerings to facilitate decision-making, support key processes, and improve productivity.

        We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 15 Inverness Way East, Englewood, Colorado 80112 and our telephone number is (303) 790-0600. We also maintain an Internet site at www.ihs.com. Our website and the information contained therein is not incorporated into this prospectus or the registration statement of which it forms a part.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. Each time the selling stockholders sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

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  Annual Report on Form 10-K for the year ended November 30, 2006, filed on January 24, 2007

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  Annual Report on Form 10-K/A for the year ended November 30, 2006, filed on February 16, 2007

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  Definitive Proxy Statement on Schedule 14A for our 2007 Annual Meeting of Stockholders, filed on March 22, 2007 (but only the information set forth under the captions "Information About Directors and Executive Officers," "Security Ownership of Certain Beneficial Owners and Management," "Executive Compensation" and "Certain Relationships and Related Transactions")

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  Quarterly Report on Form 10-Q for the three months ended February 28, 2007, filed on March 22, 2007

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  Current Report on Form 8-K dated December 15, 2006, filed on December 15, 2006

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  Current Report on Form 8-K dated March 16, 2007, filed on March 19, 2007

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  Registration Statement on Form 8-A dated May 23, 2005, filed on May 23, 2005

        You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and in the documents incorporated by reference that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under "Risk Factors" in our Annual Report on Form 10-K for the year most recently ended and in our Quarterly Report on Form 10-Q for the quarter most recently ended.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of Class A common stock by any selling stockholder.

SELLING STOCKHOLDERS

        The selling stockholders may include TBG Holdings N.V. and Urvanos Investments Limited, and any other stockholder who acquired its shares of Class A common stock directly or indirectly from either of the foregoing to the extent we have agreed to provide registration rights with respect to such shares. Any selling stockholders will be named in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General Matters

        The following description of our capital stock and the relevant provisions of our certificate of incorporation and bylaws are summaries thereof and are qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to our Annual Report on Form 10-K, and applicable law.

        Our authorized capital stock consists of 80,000,000 shares of Class A common stock, $0.01 par value, 13,750,000 shares of Class B common stock, $0.01 par value, and 937,500 shares of preferred stock, which the board of directors may issue with or without par value.

Common Stock

        Voting Rights.    The holders of our Class A common stock and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon by the stockholders. Our certificate of incorporation provides that, so long as any shares of the Class B common stock are outstanding, no person or entity is permitted, without the approval of the board of directors, to vote more than 79.9% of the total combined voting power of all classes of stock entitled to vote. If a person would be entitled to vote more than 79.9% of the total combined voting power notwithstanding this limitation, then the excess voting power of such person will be allocated to the other shareholders on a pro rata basis for purposes of any vote. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

        Dividend Rights.    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "Market for the Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividend Policy" in our Annual Report on Form 10-K for the year ended November 30, 2006, which is incorporated by reference herein. In the event a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

        Conversion.    Our Class A common stock is not convertible into any other shares of our capital stock. Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically, without any action by the holder, into one share of Class A common stock upon the earlier of:

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  any transfer, whether or not for value, except for:

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  transfers to any trust, so long as (a) such trust is the sole owner, directly or indirectly, of TBG; and (b) the principal beneficiary of such trust is Georg Heinrich Thyssen-Bornemisza; and

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  transfers to any corporate entities, partnerships or other similar entities, so long as The Thyssen-Bornemisza Continuity Trust or any trust described in the preceding bullet directly or indirectly wholly-owns such entities;

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  the death of Georg Heinrich Thyssen-Bornemisza;

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  November 16, 2009; and

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  the date on which holders of Class B common stock do not own at least 22% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, as determined by our board of directors.

        Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

        Liquidation Rights.    In the event of liquidation, dissolution, distribution of assets or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

        Other Matters.    The Class A common stock and Class B common stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Class A common stock and Class B common stock are fully paid and non-assessable, and the shares of Class A common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Preferred Stock

        The board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control and may adversely affect the voting, dividend and other rights of the holders of common stock.

        At the closing of this offering, no shares of our preferred stock will be outstanding and, other than shares of our preferred stock that may become issuable pursuant to our rights agreement, we have no present plans to issue any shares of our preferred stock. See "—Rights Agreement."

        We have reserved 937,500 shares of our series A junior participating preferred stock to be made available upon exercise of our preferred share purchase rights.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Under Delaware law, our certificate of incorporation and our bylaws contain certain provisions, which are summarized below, that:

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  are expected to discourage coercive takeover practices and inadequate takeover bids;

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  are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

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  could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

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  could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

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  could prevent changes in our management; and

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  could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

        Dual Class Structure.    As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the only class which is publicly traded, has one vote per share. As of the date of this prospectus, all of our Class B common stock and a portion of our Class A common stock, collectively representing 81% of the voting power of our outstanding capital stock, is controlled by TBG Holdings N.V. (TBG), a Netherlands Antilles company, through the shares that it holds directly and through its indirect sole ownership of our other principal stockholder, Urvanos Investments Limited, a Cyprus limited liability company. TBG is wholly owned indirectly by The Thyssen Bornemisza Continuity Trust, a Cayman Islands trust, which is controlled by a Bermudan trustee, Thybo Trustees Limited, and another oversight entity, Tornabuoni Limited, which is a Guernsey company.

        Because of our dual class structure, TBG will continue to be able to control all matters submitted to our stockholders for approval even if they come to own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial to them.

        Classified Board.    Our certificate of incorporation provides that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than three or more than fifteen directors.

        Removal of Directors; Vacancies.    Under the Delaware General Corporation Law (the "DGCL"), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provides that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum.

        Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

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  classified board, including the election and term of our directors;

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  the removal of directors and the filling of vacancies on our board of directors;

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  the prohibition on stockholder action by written consent;

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  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or corporate secretary acting at the direction of our board of directors;

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  the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        In addition, our certificate of incorporation grants our board of directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation. Our certificate of incorporation also provides that the following provisions in our bylaws may be amended only by a vote of 66 2/3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

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  the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or secretary acting at the direction of our board of directors;

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  the advance notice requirements for stockholder proposals and director nominations;

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  the number, election and term of our directors;

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  the removal of directors and the filling of vacancies on our board of directors; and

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  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        Authorized but Unissued Capital Stock.    The DGCL does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our Class A common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of common stock).

        The ability to issue authorized but unissued capital stock could enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

        Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

        Limits on Written Consent and Special Meetings.    Our certificate of incorporation prohibits stockholder action by written consent. It also provides that special meetings of our stockholders may be called only by the Chairman of our board of directors or by our president or corporate secretary at the direction of our board of directors.

        Advance Notice Requirements for Nominations.    Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting. If the number of directors to be elected to our board of directors at an annual meeting is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

        Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

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  the name and record address of the stockholder and the beneficial owner;

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  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

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  a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

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  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

        As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

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  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

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  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Advance Notice of Stockholder Proposals.    Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

        A stockholder's notice to our corporate secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

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  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

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  the name and record address of the stockholder and beneficial owner;

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  the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

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  a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

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  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

        Limitations on Liability and Indemnification Matters.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for actions taken as a director, except for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

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  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Rights Agreement.    We entered into a rights agreement in conjunction with our initial public offering. Pursuant to our rights agreement, one series A junior participating preferred stock purchase right was issued for each share of our Class A common stock and Class B common stock (Class A rights and Class B rights, respectively) outstanding on the date that offering was completed. Our rights were being issued subject to the terms of our rights agreement.

        Our board of directors adopted our rights agreement to protect our stockholders from coercive or otherwise unfair takeover tactics. However, our rights agreement may also prevent takeovers that you would consider beneficial to you or us.

        In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of our board of directors. We provide the following summary description below. However, this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

        Our board of directors authorized the issuance of one Class A right for each share of our Class A common stock and one Class B right for each share of our Class B common stock outstanding on the date this offering is completed.

        Our rights initially trade with, and are inseparable from, our common stock. Our Class A rights and Class B rights are evidenced only by Class A and Class B certificates that represent shares of our Class A or Class B common stock, respectively. New rights will accompany any new shares of common stock we issue after the date this offering is completed until the date on which the rights are distributed as described below.

        Each of our rights will allow its holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock for $100.00, once the rights become exercisable. Prior to exercise, our rights do not give their holders any dividend, voting or liquidation rights.

        Our rights will not be exercisable until:

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  ten business days after the public announcement that a person or group has become an "acquiring person" by obtaining beneficial ownership of 15% or more of our outstanding common stock or, if earlier,

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  ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

        Our rights agreement contains provisions excluding TBG Holdings N.V., Urvanos Investments Limited and certain of their transferees from the operation of the adverse terms of our rights agreement.

        Until the date our rights become exercisable, our certificates of Class A common stock and Class B common stock also evidence our rights, and any transfer of shares of our common stock constitutes a transfer of our rights. After that date, our rights will separate from our common stock and be evidenced by book entries by the rights agent and by Class A and Class B rights certificates that we will mail to all eligible holders of our Class A and Class B common stock. Any of our rights held by an acquiring person are void and may not be exercised.

        If a person or group becomes an acquiring person, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of our Class A common stock with a market value of twice the then applicable exercise price, based on the market price of our Class A common stock prior to such acquisition and all holders of Class B rights, except the acquiring person may, for the then applicable exercise price, purchase Class B common stock with a market value of twice the then applicable exercise price, based on the market price of Class B common stock prior to such acquisition (which solely for the purposes of the rights agreement, shall be equal to the market price of our Class A common stock).

        If we are later acquired in a merger or similar transaction after the date our rights become exercisable, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation's stock prior to such merger.

        Each one one-hundredth of a share of our series A junior participating preferred stock, if issued:

  •
  will not be redeemable;

  •
  will entitle holders to quarterly dividend payments of an amount equal to the greater of (i) $0.01 per share and (ii) the dividend paid on one share of our Class A common stock;

  •
  will entitle holders upon liquidation either to receive an amount equal to the payment made on one share of our Class A common stock;

  •
  will have the same voting power as one share of our Class A common stock; and

  •
  if shares of our Class A common stock or Class B common stock are exchanged via merger, consolidation or a similar transaction, will entitle holders to a payment equal to the payment made on one share (as may be adjusted) of our Class A common stock or Class B common stock, as applicable.

        The value of one one-hundredth interest in a share of our series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of our Class A common stock. Our rights will expire on November 10, 2015.

        Our board of directors may redeem our rights for $0.01 per right at any time before any person or group becomes an acquiring person. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

        After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish our rights by exchanging one share of our Class A common stock or Class B common stock or an equivalent security for each Class A and Class B right, respectively, other than rights held by the acquiring person.

        Our board of directors shall adjust the purchase price of our series A junior participating preferred stock, the number of shares of our series A junior participating preferred stock issuable and/or the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or common stock. No adjustments to the purchase price of our series A junior participating preferred stock of less than 1% will be made.

        The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

        Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

  •
  prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and

    (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

        Under Section 203, a "business combination" generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an "interested stockholder" is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation's outstanding voting securities within three years prior to the determination of interested stockholder status.

Listing

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the securities in any of three ways (or in any combination):

  •
  through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, and

  •
  the public offering price of the securities and the proceeds to the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

  •
  at a fixed price or at prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

        The selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed 8% of the maximum aggregate offering proceeds.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "IHS."

        Agents and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        The applicable prospectus supplement will describe the terms of any lock-up agreement that we, our executive officers and directors and any selling stockholders agree to in connection with the offering described in the prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, we expect that we and such other persons will agree not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for Class A common stock during the period from the date of the applicable prospectus supplement continuing through the date 60 days after the date of the prospectus supplement, except with the prior written consent of the underwriter.

The lock-up restrictions are expected to be subject to a number of exceptions, including without limitation:

  •
  the issuance of options and shares of Class A common stock pursuant to our employee benefit plans and compensation arrangements;

  •
  the issuance of shares of Class A common stock in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with our acquisition of such entity, as long as prior to such issuance of shares, each recipient that was a director, executive officer or 10% stockholder of such entity executes and delivers to the underwriter a lock-up agreement for the balance of the lock-up period, and as long as the aggregate market value of the shares issued does not exceed 10% of our market capitalization immediately after the offering described in the applicable prospectus supplement;

  •
  the sale of Class A common stock by our executive officers and directors pursuant to any contract, instruction or plan described in Rule 10b5-1(c) under the Securities Exchange Act of 1934 entered into, given or adopted before the date of the applicable prospectus supplement; and

  •
  the disposition of shares of Class A common stock or any security convertible into Class A common stock in connection with or in contemplation of the reorganization of The Thyssen-Bornemisza Continuity Trust.

VALIDITY OF SECURITIES

        The validity of the Class A common stock will be passed on for us by Davis Polk & Wardwell, New York, New York.

EXPERTS

        The consolidated financial statements of IHS Inc. appearing in its Annual Report on Form 10-K for the year ended November 30, 2006, and IHS Inc. management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and IHS Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

	Amount to be Paid
Registration fee		$(1)
NASD filing fee	75,500
Printing		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Transfer agent and registrar		(2)

Miscellaneous		(2)

TOTAL		$(2)

(1)
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

(2)
The amount of these expenses is not presently known.

        In connection with any offering under this registration statement, all or a portion of the foregoing expenses may be reimbursed to the registrant by the selling stockholder, as described in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant's amended and restated certificate of incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

        The registrant has entered into indemnification agreements with each of its current and future directors to provide such directors with contractual assurances regarding the scope of indemnification set forth in the registrant's amended and restated certificate of incorporation, and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer, or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant's Certificate of Incorporation provides for such limitation of liability.

        The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

        The proposed form of underwriting agreement provides for indemnification of directors and officers of the registrant by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

  (a)
  The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on May 20, 2005).
4.2
Form of Registration Rights Agreement among IHS Inc. and Urvanos Investments Limited and Urpasis Investments Limited (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on April 12, 2005).
4.3
Amended and Restated Stock Purchase Agreement by and among Urpasis Investments Limited, Urvanos Investments Limited, IHS Inc., General Atlantic Partners 82, L.P., GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC, dated as of October 6, 2005 (incorporated by reference to Exhibit 10.2 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on October 6, 2005).
4.4
Form of Rights Agreement between IHS Inc. and Computershare Trust Company, Inc., as Rights Agent (incorporated by reference to Exhibit 4.3 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on April 12, 2005).
5.1*	Opinion of Davis Polk & Wardwell
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the registration statement)

* Filed herewith.

Item 17. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 22nd day of March, 2007.

IHS INC.
By:	/s/ STEPHEN GREEN Name: Stephen Green Title: Senior Vice President and General Counsel

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Michael J. Sullivan, Stephen Green and M. Sean Radcliffe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JERRE L. STEAD Jerre L. Stead	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 22, 2007
/s/ MICHAEL J. SULLIVAN Michael J. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 22, 2007
/s/ HEATHER MATZKE-HAMLIN Heather Matzke-Hamlin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 22, 2007
/s/ C. MICHAEL ARMSTRONG C. Michael Armstrong	Director	March 22, 2007

/s/ STEVEN A. DENNING Steven A. Denning	Director	March 22, 2007
/s/ RUANN F. ERNST Ruann F. Ernst	Director	March 22, 2007
/s/ CHRISTOPH V. GROLMAN Christoph v. Grolman	Director	March 22, 2007
/s/ ROGER HOLTBACK Roger Holtback	Director	March 22, 2007
/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	March 22, 2007
/s/ MICHAEL KLEIN Michael Klein	Director	March 22, 2007
/s/ RICHARD W. ROEDEL Richard W. Roedel	Director	March 22, 2007

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on May 20, 2005).
4.2
Form of Registration Rights Agreement among IHS Inc. and Urvanos Investments Limited and Urpasis Investments Limited (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on April 12, 2005).
4.3
Amended and Restated Stock Purchase Agreement by and among Urpasis Investments Limited, Urvanos Investments Limited, IHS Inc., General Atlantic Partners 82, L.P., GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC, dated as of October 6, 2005 (incorporated by reference to Exhibit 10.2 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on October 6, 2005).
4.4
Form of Rights Agreement between IHS Inc. and Computershare Trust Company, Inc., as Rights Agent (incorporated by reference to Exhibit 4.3 to the registrant's registration statement on Form S-1 (No. 333-122565) filed on April 12, 2005).
5.1*	Opinion of Davis Polk & Wardwell
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the registration statement)

* Filed herewith.

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TABLE OF CONTENTS
IHS Inc.
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX